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                                                                   EXHIBIT 10.5E

                           COMPAQ/ALTIRIS CONFIDENTIAL

                       AMENDMENT NUMBER 2 ("AMENDMENT 2")

                 TO THE LICENSE AND DISTRIBUTION AGREEMENT DATED
            NOVEMBER 12, 1999 ("AGREEMENT") AND TO AMENDMENT NUMBER 1
                                 ("AMENDMENT 1")

WHEREAS, the parties wish to amend the Agreement and Amendment 1 to the Agreement as they pertain to Services provided by Altiris under the Agreement,

NOW THEREFORE, in consideration of the mutual covenants and promises in the Agreement as amended hereunder, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

All terms defined or used in the Agreement or Amendment 1 shall have the same meaning in this Amendment 2. All references to Sections shall mean sections or subsections in the Agreement or Amendment 1 as applicable.

1. Paragraph 13 of Amendment 1 is amended by changing the last sentence to read:

     Professional Services are subject to Altiris' then-current services agreement, the following terms, and the availability of Altiris personnel.

2. Paragraph 13 of Amendment 1 is further amended by adding the following additional subsections:

     13 (a)  INDEMNIFICATION
     -----------------------
     Each party shall indemnify, defend, and hold the other party harmless from any and all claims or demands (including all losses, damages, and liabilities resulting from such claims or demands, and all related costs and expenses, including reasonable legal fees) arising from or in connection with (1) ALTIRIS' performance of such services or ALTIRIS' failure to perform any such services for which ALTIRIS is contractually obligated to perform or (2) a negligent act or omission of either party in its relationships with its employees, agents, subcontractors or suppliers.

     Neither party shall be liable to the other party for any indirect, special, punitive, incidental, or consequential loss or damage of any kind (including, without limitation, loss of profits, revenue, business or data) regardless of the form of the action (whether contract, warranty, tort, strict liability or otherwise) and even if the parties had been advised of the possibility of such damages.

     13 (b)  INSURANCE
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     1. ALTIRIS shall carry at all times, and with companies with a Best Rating of not less than A-:VII, insurance policies of the kinds and in the amounts listed below:

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     a. Worker's Compensation - statutory limits in each state in which ALTIRIS is required to provide Worker's Compensation coverage including Other States Endorsement or policy equivalent thereof. Policy shall include a waiver of subrogation in favor of Compaq Computer Corporation, its officers, directors, employees and agents

     b.Employer's Liability - not less than $1,000,000

     c. Comprehensive General Liability - including Contractual Liability, Independent Contractor's Liability, Products and/or Completed Operations Liability, and Personal Injury/Property Damage Coverage's in a combined single limit of not less than $1,000,000 per occurrence combined single limit and $2,000,000 General Aggregate. Compaq Computer Corporation, its officers, directors, employees and agents shall be named as Additional Insureds.

     d. Automobile Liability - for owned, non-owned, and hired vehicles in a combined single limit of not less than $1,000,000.

     e. Umbrella Liability - a combined single limit of not less than $2,000,000.

2. ALTIRIS shall furnish COMPAQ with Certificates of Insurance evidencing the specified insurance policies and stating that such insurance policies may not be changed or terminated so as to not comply with the foregoing insurance requirements without at least thirty (30) days prior written notice to COMPAQ.

13 (c)  CONFIDENTIALITY
-----------------------
Each party will maintain all confidential information or data, whether written or oral relating to the other party or the other party's customers, with at least the same degree of care that it uses to protect its own confidential and proprietary information, but no less than a reasonable degree of care. Neither party shall disclose or transfer any of the other party's confidential information to any third parties or to employees, agents, subcontractors, or suppliers who do not have a need for access to such information or data. The confidentiality obligations stated in this Section 13(c), shall terminate three
(3) years following the date of disclosure of the confidential information.

Exceptions. The receiving party will not be liable for the disclosure of any of the disclosing party's confidential information that the receiving party can show: (a) is rightfully in the public domain without any breach by the receiving party, but only from the date that it entered the public domain, (b) is rightfully received from a third party without any obligation of confidentiality, (c) is rightfully known to the receiving party without any obligation of confidentiality prior to its receipt from the disclosing party,
(d) is independently developed by employees of the receiving party without use of the disclosing party's Confidential Information, (e) is made generally available to third parties by the disclosing party without restrictions on disclosure, or (f) is, in the opinion of the receiving party's counsel, required to be disclosed under applicable law or governmental rules or regulations (including, without limitation, federal or state securities laws, rules and regulations), provided that the receiving party gives to the disclosing party reasonable advance notice in writing of the need for disclosure.

                                      -2-

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Except as set forth herein, all other provisions of the Agreement and Amendment
1 remain in full force and effect. In the event of any conflict between this Amendment 2 and either the Agreement or Amendment 1, this Amendment 2 shall govern.

Agreed and Accepted:
ALTIRIS                                   COMPAQ

By:      /s/ Robert Wellman               By:      /s/ John L. Crawley
   ----------------------------------        ----------------------------------
              Signature                                 Signature

Name:        Robert Wellman               Name:        John L. Crawley
     --------------------------------          --------------------------------
            Typed or Printed                          Typed or Printed

Title:       Vice President,                         Compaq Services GSO
           Strategic Alliances            Title:   Global Contracts Manager
      -------------------------------           -------------------------------


Date:        October 31, 2001             Date:        October 5, 2001
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